UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

Five Oaks Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Av., 19th Floor

New York, New York 10022

(Address of principal executive offices) (Zip Code)

(212) 257-5073
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 30, 2015, Five Oaks Acquisition Corp. (“FOAC”), a wholly owned subsidiary of Five Oaks Investment Corp. (the “Company”), elected not to renew that certain Master Repurchase Agreement (the “Repurchase Agreement”), dated as of December 30, 2014, by and between Bank of America, N.A. (“BANA”) as buyer, and FOAC as seller. Under the Repurchase Agreement, FOAC was permitted from time to time to sell certain eligible residential mortgage loans, to be acquired by FOAC from one or more originators, to BANA. The Repurchase Agreement provided for a 364-day facility term with an aggregate maximum capacity of $100,000,000. The original 364-day facility term ended on December 30, 2015.

FOAC uses warehouse lines in the form of repurchase agreements as a means to fund the purchase of prime jumbo loans. FOAC continues to have outstanding warehouse lines in the form of repurchase agreements with Barclays Bank PLC and Credit Suisse First Boston Mortgage Capital LLC with an aggregate maximum capacity of $275,000,000, of which approximately $8,900,000 is currently used. In addition, the Company has previously announced that it obtained approval from the Federal Home Loan Bank of Indianapolis to fund its acquisition of prime jumbo loans.

The information disclosed under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

January 5, 2016	By:	/s/ David Oston
David Oston
Chief Financial Officer, Secretary and Treasurer